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                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form S-3 of our report dated March 10, 2000, except as to note 23 which is as of March 17, 2000, relating to the financial statements and financial statement schedules, which appears in Terra Nova (Bermuda) Holdings Ltd.'s Annual Report on Form 10-K for the year ended December 31, 1999.

We also consent to the references to us under the heading "Experts" in such Registration Statement.



December 20, 2000

PricewaterhouseCoopers